Exhibit 99.1

Timothy Baker	Scott Solomon
Executive VP, Treasurer and CFO	Vice President
Cynosure, Inc.	Sharon Merrill
978.256.4200	617.542.5300
TBaker@cynosure.com	CYNO@investorrelations.com

Cynosure Reports First-Quarter 2013 Financial Results

•	Revenue of $40.7 Million, Up 19% From Q1 2012;

•	Adjusted EPS of $0.12 Excluding Acquisition-Related Costs;

•	GAAP EPS of $0.07 Including Acquisition-Related Costs;

•	Palomar Acquisition Expected to Close by the End of June 2013

Westford, Mass., April 30, 2013 – Cynosure, Inc. (NASDAQ: CYNO) today announced financial results for the three months ended March 31, 2013.

Financial Highlights

Revenues for the first quarter of 2013 increased 19% to $40.7 million from $34.2 million for the same period of 2012, reflecting top-line growth across all geographic regions.

On an adjusted basis, excluding costs associated with the Company’s pending acquisition of Palomar Medical Technologies, Inc., net income for the first quarter of 2013 was $2.1 million, or $0.12 per diluted share. Net income under GAAP (Generally Accepted Accounting Principles), which includes the acquisition-related costs, was $1.2 million, or $0.07 per diluted share, for the first quarter of 2013, compared with $0.8 million, or $0.06 per diluted share, for the first quarter of 2012.

“Higher revenue, a favorable product mix and strong operating leverage contributed to a positive first quarter for Cynosure,” said Cynosure’s President and Chief Executive Officer Michael Davin. “Laser product revenue increased 21 percent to $34.1 million from $28.1 million for the same period of 2012. Each of our distribution channels posted year-over-year gains, with particularly robust growth coming from our North American direct sales channel, our Asian subsidiaries and third-party distributors. These results speak to the success of both new product introductions in the United States and a number of recent marketing clearances we have received in key international territories.”

The first quarter of 2013 was highlighted by Cynosure’s U.S. launch of its newest flagship product, the non-invasive PicoSure™ Picosecond Laser Workstation, at the American Academy of Dermatology (AAD) Annual Meeting in March. PicoSure is the world’s first picosecond laser indicated for the removal of tattoos and benign pigmented lesions.

“Coming off of the successful introduction at AAD, demand for PicoSure has been positive, with the revenue ramp slightly steeper than we had anticipated at this early point after the launch,” Davin said. “While we do not break out revenue by individual product, PicoSure is on pace to achieve the $10 million sales target we have historically established for the introduction of our flagship laser systems in their first full year on the market.”

Gross profit margin on a GAAP basis for the three months ended March 31, 2013 increased to 58.2%, compared with 57.1% for the same period of 2012, reflecting a favorable product mix and greater efficiency in the 2013 period.

On an adjusted basis, excluding the acquisition-related costs, the Company’s total operating expenses for the first quarter of 2013 were $20.6 million, or 51% of revenues. On a GAAP basis, including costs related to the acquisition, total operating expenses for the first quarter of 2013 were $21.7 million, or 53% of revenues, compared with $18.7 million, or 55% of revenues, for the first quarter of 2012. The increase in operating expenses, exclusive of acquisition costs, was primarily due to higher selling and marketing expenses to support sales growth, research and development costs associated with PicoSure, and clinical research development.

Recent Highlights

•

In March, Cynosure and Palomar announced the signing of a definitive agreement pursuant to which Cynosure will acquire Palomar in a cash and stock transaction valued at approximately $294 million, creating one of the world’s premier aesthetic laser and light-based companies. The transaction is expected to close by the end of June 2013.

•

In April, Cynosure’s technology was showcased in 16 scientific abstracts presented at LASER 2013, the 33rd Annual Scientific Conference of the American Society for Laser Medicine and Surgery. The clinical research included four abstracts intended to demonstrate the safety and efficacy of the Company’s PicoSure picosecond Alexandrite laser technology.

•

Cynosure recently received several international marketing clearances as well European CE marking for PicoSure. The Company expects to begin marketing PicoSure in the European Union through direct offices beginning in the second quarter of 2013. Other recent marketing clearances include: Cellulaze™ Cellulite Laser Workstation (Colombia, Saudi Arabia and Singapore); Elite+™ and Apogee+™ (Korea and Saudi Arabia); SmoothShapes® XV (Hong Kong and Korea); Elite MPX™ (Taiwan) and the RevLite® and MedLite® C6 (Australia).

Business Outlook

“We are off to a strong start in 2013 and optimistic about maintaining our forward momentum as we progress through this year and beyond,” Davin said. “We have several catalysts on the horizon, including the first full quarter of PicoSure.”

“In addition, we expect our pending acquisition of Palomar Medical Technologies to close by the end of June 2013,” Davin said. “The transaction would complement and broaden our product lineup with the addition of Palomar’s Diode and Intense Pulsed Light fractional aesthetic systems, would double the number of patents in our portfolio and would enhance our global distribution network.”

First-Quarter Financial Results Conference Call

In conjunction with the announcement of its first-quarter 2013 financial results, Cynosure will host a conference call for investors and analysts at 9:00 a.m. ET today. On the call, Michael Davin and Timothy Baker, the Company’s Executive Vice President and Chief Financial Officer, will discuss Cynosure’s financial results and provide a business overview. Those who wish to listen to the conference call webcast should visit the “Investor Relations” section of the Company’s website at www.cynosure.com. The live call can also be accessed by dialing (877) 709-8155 or (201) 689-8881. If you are unable to listen to the live call, the webcast will be archived on the Company’s website.

About Cynosure

Cynosure develops and markets aesthetic treatment systems that are used by physicians and other practitioners to perform non-invasive and minimally invasive procedures to remove hair, treat vascular and pigmented lesions, remove multi-colored tattoos, rejuvenate the skin, liquefy and remove unwanted fat through laser lipolysis, reduce cellulite and treat onychomycosis. Cynosure’s products include a broad range of laser and other light-based energy sources, including Alexandrite, pulse dye, Q-switched, Nd:YAG and diode lasers, as well as intense pulsed light. Cynosure was founded in 1991. For corporate or product information, visit Cynosure’s website at www.cynosure.com.

Forward-Looking Statements

Any statements in this press release about future expectations, plans and prospects for Cynosure, Inc., including statements about the growth of Cynosure’s business, market acceptance of PicoSure, and expected first-year revenue from sales of PicoSure, as well as other statements containing the words “believes,” “anticipates,” “plans,” “expects,” “will” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including levels of demand for procedures performed with Cynosure products and for Cynosure products themselves, Cynosure’s ability to maintain its profitability, competition in the aesthetic laser industry, general business and economic conditions, effects of acquisitions that Cynosure has made or may make, Cynosure’s ability to develop and commercialize new products, Cynosure’s reliance on sole source suppliers, the inability to accurately predict the timing or outcome of regulatory decisions, and economic, market, technological and other factors discussed in Cynosure’s most recent Annual Report on Form 10-K, which is filed with the Securities and Exchange Commission. In addition, the forward-looking statements included in this press release represent Cynosure’s views as of the date of this press release. Cynosure anticipates that subsequent events and developments will cause its views to change. However, although Cynosure may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Cynosure’s views as of any date subsequent to the date of this press release.

This press release also contains a forward-looking statement relating to the expected closing of the merger transaction between Cynosure and Palomar. This forward-looking statement is neither a promise nor a guarantee, but involves risks and uncertainties that may individually or mutually impact the matters herein, and cause actual results, events and performance to differ materially from such forward-looking statement. These risk factors include, but are not limited to, failure to receive approval from the stockholders of Palomar or Cynosure or to satisfy other conditions to the parties’ obligations to complete the merger, the risk that competing offers for Palomar will be made and/or other factors, which are detailed from time to time in Cynosure’s and Palomar’s SEC reports, including their reports on Form 10-K for the year ended December 31, 2012, any subsequently filed quarterly reports on Form 10-Q and the Cynosure Registration Statement on Form S-4 (File No. 333-187895). Readers are cautioned not to place undue reliance on this forward-looking statement, which speaks only as of the date hereof. Neither Cynosure nor Palomar undertakes any obligation to release publicly the result of any revisions to the forward-looking statement that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Additional Information about the Proposed Transaction and Where to Find It

In connection with the proposed transaction between Cynosure and Palomar, Cynosure filed a Registration Statement on Form S-4 (File No. 333-187895) with the Securities and Exchange Commission (“SEC”) on April 12, 2013. The Registration Statement includes a joint proxy statement of Cynosure and Palomar that also constitutes a prospectus of Cynosure. Palomar and Cynosure also plan to file other relevant documents with the SEC regarding the proposed transaction. INVESTORS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC (IF AND WHEN THEY BECOME AVAILABLE) BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION. You may obtain a free copy of the joint proxy statement/prospectus and other relevant documents filed by Cynosure and Palomar with the SEC (if and when they become available) at the SEC’s website at www.sec.gov. You may also obtain these documents by contacting Cynosure’s Investor Relations Department at (617) 542-5300 or CYNO@investorrelations.com, or by contacting Palomar’s Investor Relations Department at (781) 993-2411 or ir@palomarmedical.com.

Cynosure and Palomar and their respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information about Cynosure’s directors and executive officers is available in the joint proxy statement/prospectus under the heading “Information About Cynosure’s Directors, Officers and 5% Stockholders.” As of April 5, 2013, Cynosure’s directors and executive officers beneficially owned approximately 2.9 million shares, or 17.1%, of Cynosure’s Class A common stock. Information about Palomar’s directors and executive officers is available in Palomar’s proxy statement dated April 4, 2012 for its 2012 Annual Meeting of Stockholders and in the joint proxy statement/prospectus. As of March 15, 2013, Palomar’s directors and executive officers beneficially owned approximately 2.7 million shares, or 13.1%, of Palomar’s common stock. Additional information regarding the interests of Palomar’s directors and executive officers in the proposed transaction, including information relating to the acceleration of Palomar equity awards; the election of Joseph P. Caruso, Palomar’s President, Chief Executive Officer and Chairman of the Board of Directors, as Cynosure’s President and Vice Chairman of the Board of Directors; amendments to existing Palomar employment agreements; a new employment agreement between Cynosure and Mr. Caruso; indemnification and insurance matters relating to Palomar directors and executive officers; and golden parachute compensation, can be found in the joint proxy statement/prospectus under the heading “Interests of Directors and Executive Officers of Palomar in the Merger.” Investors should read the joint proxy statement/prospectus carefully before making any voting or investment decisions. You may obtain free copies of any documents described above from Cynosure or Palomar using the sources indicated above.

This document shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.

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Consolidated Statements of Income (Unaudited)

(In thousands, except per share data)

	Three Months Ended March 31,
	2013	2012

Revenues	$40,690	$34,168
Cost of revenues	17,003	14,660

Gross profit	23,687	19,508

Operating expenses
Selling and marketing	12,603	11,551
Research and development	3,781	3,239
Amortization of intangible assets acquired	214	342
General and administrative	5,101	3,518

Total operating expenses	21,699	18,650

Income from operations	1,988	858

Interest income, net	32	10
Other (expense) income, net	(357)	209

Income before income taxes	1,663	1,077

Income tax provision	424	258

Net income	$1,239	$819

Diluted net income per share	$0.07	$0.06

Diluted weighted average shares outstanding	16,860	13,037

Basic net income per share	$0.08	$0.07

Basic weighted average shares outstanding	16,185	12,578

Condensed Consolidated Balance Sheet

(In thousands)

	March 31, 2013	December 31, 2012
	(Unaudited)
Assets:
Cash, cash equivalents and marketable securities	$89,237	$86,057
Short-term investments and related financial instruments	43,770	40,617
Accounts receivable, net	20,945	17,970
Inventories	32,866	32,906
Deferred tax asset, current portion	779	783
Prepaid expenses and other current assets	5,075	5,149

Total current assets	192,672	183,482
Property and equipment, net	8,688	8,207
Long-term marketable securities	13,637	20,071
Goodwill and intangibles, net	21,376	21,748
Other noncurrent assets	1,016	1,061

Total assets	$237,389	$234,569

Liabilities and stockholders’ equity:
Accounts payable and accrued expenses	$27,764	$25,547
Amounts due to related parties	1,701	1,896
Deferred revenue	5,112	6,319
Capital lease obligations	311	322

Total current liabilities	34,888	34,084

Capital lease obligations, net of current portion	349	432
Deferred revenue, net of current portion	343	281
Other long-term liabilities	2,227	2,265

Total stockholders’ equity	199,582	197,507

Total liabilities and stockholders’ equity	$237,389	$234,569

To supplement our consolidated financial statements presented in accordance with GAAP, Cynosure uses non-GAAP net income and non-GAAP EPS. The presentation of this financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. The non-GAAP financial measures included in this press release exclude $1.1 million of costs associated with the acquisition of Palomar, or $839 thousand, net of tax. This exclusion may be different from, and therefore not comparable to, similar measures used by other companies.

Cynosure’s management believes that the non-GAAP financial measures provide meaningful supplemental information regarding our performance by excluding the acquisition-related costs that may not be indicative of our core business operating results. Cynosure believes that both management and investors benefit from referring to the non-GAAP financial measures in assessing Cynosure’s performance and when planning, forecasting and analyzing future periods. The non-GAAP financial measures also facilitates management’s internal comparisons to Cynosure’s historical performance and our competitors’ operating results. Cynosure believes that the non-GAAP measures are useful to investors in allowing for greater transparency with respect to supplemental information used by management in our financial and operational decision making.

Reconciliation of GAAP Income Statement Measures to Non-GAAP Income Statement Measures (Unaudited)

(In thousands, except per share data)

	Three Months Ended March 31,
	2013	2012

Net income	$1,239	$819

Non-GAAP adjustment to net income:

Costs associated with the acquisition of Palomar, net of tax	839	—

Total Non-GAAP adjustment to net income	839	—

Non-GAAP net income	$2,078	$819

	Three Months Ended March 31,
	2013	2012

Diluted net income per share	$0.07	$0.06

Costs associated with the acquisition of Palomar, net of tax	0.05	—

Total Non-GAAP adjustments to net income	0.05	—

Non-GAAP diluted net income per share	$0.12	$0.06

Weighted average shares used to compute diluted net income per share	16,860	13,037

Weighted average shares used to compute Non-GAAP diluted net income per share	16,860	13,037